Exhibit 99.1

Contact:	Jennifer Cook Williams
Senior Director, Investor Relations
650-624-9600
investors@corgentech.com

CORGENTECH ANNOUNCES THIRD QUARTER 2005 FINANCIAL RESULTS

SOUTH SAN FRANCISCO, CA., OCTOBER 26, 2005 – Corgentech Inc. (NASDAQ: CGTK) today reported financial results for the third quarter and nine months ended September 30, 2005.

“On September 23, 2005, we entered into a merger agreement with AlgoRx Pharmaceuticals. The combined organization will create a late-stage company with a deep pipeline of clinical products that will be focused on developing and commercializing products for pain management and inflammation. We anticipate a shareholder vote for the merger in late December or early January,” stated John P. McLaughlin, chief executive officer of Corgentech.

Since the merger announcement, the companies have reported positive clinical results for two product candidates in the pain management pipeline:

•	First of two Phase 3 trials investigating ALGRX 3268 for the reduction of pain associated with venipuncture; and

•	Phase 2 trial investigating ALGRX 4975 for the treatment of Morton’s neuroma.

These are two differentiated products that address sizeable patient populations with multiple indications for the treatment and management of pain. The companies expect to file a New Drug Application (NDA) for ALGRX 3268 during 2006.

Corgentech and AlgoRx Pharmaceuticals, Inc. will have four products in its pipeline:

•	ALGRX 3268. This product, being studied in two Phase 3 trials, is a fast-acting local anesthetic administered into the skin by powder injection and aimed at reducing pain associated with venipuncture procedures;

•	ALGRX 4975: This drug is for the treatment of site-specific, moderate to severe pain. It has been and continues to be studied in multiple Phase 2 clinical trials, a number of which have reported statistically significant positive results;

•	NF-kappaB Decoy: A potential treatment for eczema, this drug is being studied in two Phase 1/2 trials; and

•	ALGRX 1207: This drug, which is scheduled to begin clinical testing in 2006, is a topical local anesthetic for the treatment of certain types of neuropathic pain and for preprocedural administration to reduce the pain associated with surgical procedures on the skin.

Third Quarter 2005 Financial Results

Revenue in the third quarter of 2005 was $6.7 million and was derived from the amortization of the initial non-refundable, up-front license payment of $25.0 million received from Bristol-Myers Squibb (BMS) in connection with the former collaboration to jointly develop and commercialize edifoligide (E2F Decoy), as well as the reimbursement of development costs associated with the collaboration. Corgentech was notified of BMS’ intent to discontinue the collaboration in March 2005 after unsuccessful Phase 3 clinical trials of E2F Decoy, and thus the remaining balance of the payment has been recognized in revenue. The company expects no future revenues related to this collaboration.

Total operating expenses were $10.3 million in the third quarter of 2005, compared to $22.3 million in the third quarter of 2004. The decrease in operating expenses was due to the reduction in clinical costs associated with the two Phase 3 E2F Decoy studies, which had been ongoing in 2004.

For the third quarter of 2005, the net loss was $2.8 million, or $0.10 per share, compared to a net loss of $12.5 million, or $0.46 per share, in the third quarter of 2004.

For the first nine months of 2005, the company had revenue of $20.3 million and a net loss of $22.3 million, or $0.81 per share, compared to a net loss of $27.9 million, or $1.19 per share for the same period in 2004.

The company ended the third quarter of 2005 with cash, cash equivalents and short-term investments of $89.4 million compared to $95.6 million as of June 30, 2005 and $115.2 million as of December 31, 2004.

The company will not host a quarterly conference call for the third quarter 2005. Additionally, due to the proposed merger agreement with AlgoRx, Corgentech withdrew previous financial guidance for 2005 when the proposed merger was announced and expects to provide revised financial guidance once the shareholder vote is completed.

About Corgentech

Corgentech is a biopharmaceutical company focused on the development and commercialization of novel therapeutics for significant unmet medical needs. Corgentech and private company, AlgoRx Pharmaceuticals, Inc., recently announced that they have signed a definitive agreement to merge and create a late-stage company that will be largely focused on developing and commercializing products for pain management and inflammation. For more information on the company and its technologies, please visit www.corgentech.com.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release include, without limitation, clinical results forecasts of product development, FDA filings, benefits of the proposed merger, and other matters that involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: whether the companies can successfully develop new products and the degree to which these gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this press release. Additional information concerning these and other risk factors is contained in Corgentech’s Form 10-K/A for the year ended December 31, 2004 and most recently filed Form 10-Q.

Corgentech and AlgoRx undertake no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Additional Information and Where to Find It

Corgentech Inc. has filed a registration statement on Form S-4, and Corgentech and AlgoRx Pharmaceuticals, Inc. have filed a related joint proxy statement/prospectus, in connection with the merger transaction involving Corgentech and AlgoRx. Investors and security holders are urged to read the registration statement on Form S-4 and the related joint proxy statement/prospectus because they contain important information about the merger transaction. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by contacting Corgentech Investor Relations at the email address: investors@corgentech.com.

Corgentech, AlgoRx and their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Corgentech and AlgoRx in connection with the merger transaction. Information regarding the special interests of these directors and executive officers in the merger transaction is included in the joint proxy statement/prospectus of AlgoRx and Corgentech described above. Additional information regarding the directors and executive officers of Corgentech is also included in Corgentech’s proxy statement for its 2005 Annual Meeting of Stockholders, which was filed with the SEC on April 27, 2005. This document is available free of charge at the SEC’s web site at www.sec.gov and from Investor Relations at Corgentech as described above.

[FINANCIAL TABLES TO FOLLOW]

Corgentech Inc.

Statements of Operations

(In thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2005	2004	2005	2004
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Contract revenue	$6,735	$9,266	$20,342	$27,651
Operating expenses:
Research and development	6,523	18,172	33,268	46,831
General and administrative	3,728	4,119	11,311	9,932

Total operating expenses	(10,251)	(22,291)	(44,579)	(56,763)

Loss from operations	(3,516)	(13,025)	(24,237)	(29,112)
Interest and other income, net	703	546	1,899	1,237

Net loss	$(2,813)	$(12,479)	$(22,338)	$(27,875)

Basic and diluted net loss per common share	$(0.10)	$(0.46)	$(0.81)	$(1.19)

Shares used to compute basic and diluted net loss per common share	27,761,811	27,391,031	27,688,025	23,494,728

Corgentech Inc.

Condensed Balance Sheets

(In thousands)

	September 30, 2005	December 31, 2004
	(unaudited)	(Note)
Assets
Cash, cash equivalents and short-term investments	$89,410	$115,178
Other current assets	1,016	11,137

Total current assets	90,426	126,315

Property and equipment, net	2,705	3,492
Other assets, non-current	505	1,741

Total assets	$93,636	$131,548

Liabilities and stockholders’ equity
Current liabilities	$4,942	$17,898
Long term obligations	173	8,516
Total stockholders’ equity	88,521	105,134

Total liabilities and stockholders’ equity	$93,636	$131,548

(Note):	Derived from audited financial statements at that date.